Exhibit 99.2
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer subject
  to Section 16:                          [ ]

Name and Address:                         Standard General Master Fund L.P.
                                          Walkers SPV Limited, Walker House,
                                          Mary Street, George Town
                                          Grand Cayman, Cayman Islands KY1-1002

Issuer and Ticker Symbol:                 Penn Octane Corporation (POCC)

Date of Earliest Transaction:             6/6/08

Relationship to Issuer:                   10% Owner

Designated Filer:                         Standard General L.P.

TABLE I INFORMATION
Title of Security:                        Common Stock
Transaction Date:                         6/6/08
Transaction Code:                         P
Securities Acquired:                      23,000
Acquired or Disposed:                     A
Price:                                    $1.8713
Ownership Form:                           D
Amount Beneficially Owned After
  Transaction:                            3,635,418
Nature of Indirect Beneficial
  Ownership:                              n/a


Signature:                                STANDARD GENERAL MASTER FUND L.P.


                                          By: /s/ Scott Cohen
                                              ----------------------------------
                                              Name:   Scott Cohen
                                              Title:  Attorney-in-Fact